Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Reports Net Income of $15.6 Million, or $0.79 Per Diluted Share, in Third Quarter;
Net Income Highlighted by Strong Revenue Generation and Improved Credit Quality

Walla Walla, WA – October 24, 2012 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income of $15.6 million in the third quarter of 2012, compared to $25.4 million in the preceding quarter and $6.0 million in the third quarter a year ago.  For the first nine months of 2012, Banner reported net income of $50.2 million, compared to $387,000 in the same period a year ago.  In the preceding quarter ended June 30, 2012, Banner’s results included a $31.8 million tax benefit as a result of the reversal of most of its deferred tax asset valuation allowance, which was partially offset by a net loss of $19.1 million for fair value adjustments.

“Banner’s highlights for the third quarter included our continued improvement in asset quality, additional customer account growth and record revenues from core operations,” said Mark J. Grescovich, President and Chief Executive Officer.  “Similar to the second quarter, Banner’s third quarter revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value and other-than-temporary impairment (OTTI) adjustments) increased 8% when compared to the third quarter a year ago.  This marks the twelfth consecutive quarter that we have realized a year-over-year increase in revenues from core operations.*  Our net interest margin expanded 12 basis points to 4.22% in the third quarter compared to 4.10% in the third quarter a year ago.  Also, our deposit fees and other service charge income remained strong, increasing by 10% compared to the third quarter a year ago, and our revenues from mortgage banking operations again increased and were more than two times higher than in the third quarter of 2011.  This progress, which is consistent with our results for the first half of the year, further demonstrates our strategic plan and initiatives are effective and are building shareholder value.”

During the third quarter, Banner repurchased approximately 40% of its senior preferred stock in private transactions at an average price of $959 per share.  As a result, Banner realized gains of $2.1 million on the repurchases, which was partially offset by accelerated amortization of a portion of the initial discount recorded at the issuance of the preferred shares.  In addition, the accrual of the quarterly dividend was reduced by the retirement of the repurchased shares.  Including the preferred stock dividend, related accretion and gains on repurchases, net income available to common shareholders was $0.79 per diluted share for the third quarter of 2012, compared to net income available to common shareholders of $1.27 per diluted share in the second quarter of 2012 and $0.24 per diluted share for the third quarter a year ago.

Third Quarter 2012 Highlights (compared to third quarter 2011 except as noted)

•	Net income was $15.6 million, compared to $6.0 million in the third quarter a year ago.
•	Revenues from core operations* increased 8% to $54.3 million.
•	The net interest margin was 4.22%, compared to 4.26% in the preceding quarter and 4.10% in the third quarter of 2011.
•	Deposit fees and other service charges increased 10%.
•	Revenues from mortgage banking increased 142%.
•	Non-performing assets decreased to $59.1 million, or 1.38% of total assets, at September 30, 2012, a 19% decrease compared to three months earlier and a 61% decrease compared to a year earlier.
•	Non-performing loans decreased to $38.7 million at September 30, 2012, an 18% decrease compared to three months earlier and a 53% decrease compared to a year earlier.
•	The ratio of tangible common equity to tangible assets increased to 11.47% at September 30, 2012.*
•	Banner repurchased 40% of its senior preferred stock at an average price of $959 per share

*Earnings information excluding fair value and other-than-temporary impairment (OTTI) adjustments (alternately referred to as other operating income from core operations or revenues from core operations) and the ratio of tangible common equity (which excludes other intangible assets and preferred stock) to tangible assets represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected

BANR- Third Quarter 2012 Results
October 24, 2012

in the current quarter’s results and facilitates the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

Income Statement Review

“The net interest margin expansion compared to a year ago reflects continuing reductions in our funding costs, particularly deposit costs, and a significant reduction in the adverse effect of non-performing assets,” said Grescovich.  “Further, similar to the immediately preceding quarter, the yield on loans and net interest margin in the current quarter were again augmented by the collection of some previously unrecognized interest on certain nonaccrual loans.”  Banner’s net interest margin was 4.22% in the third quarter of 2012, compared to 4.26% in the preceding quarter and 4.10% in the third quarter a year ago.  In the first nine months of the year, the net interest margin was 4.20% compared to 4.04% in the first nine months of 2011.

Deposit costs decreased by seven basis points in the third quarter compared to the preceding quarter and 29 basis points compared to the third quarter a year earlier.  Total funding costs for the third quarter of 2012 decreased seven basis points compared to the previous quarter and 34 basis points from the third quarter a year ago.  Asset yields decreased 10 basis points compared to the prior quarter and decreased 21 basis points from the third quarter a year ago.  Loan yields decreased three basis points compared to the preceding quarter and decreased eight basis points from the third quarter a year ago.  Nonaccrual loans reduced the margin by approximately five basis points in the third quarter of 2012 compared to approximately eight basis points in the preceding quarter and approximately 21 basis points in the third quarter of 2011.  The collection of previously unrecognized interest on certain nonaccrual loans added nine basis points to the margin in the current quarter ended September 30, 2012.

“We have produced a solid increase in our revenues from core operations* compared to the third quarter a year ago by growing core deposits and reducing the drag on earnings from non-performing assets,” said Grescovich.  “We also had another quarter of very strong results from our mortgage banking operations.”  Third quarter net interest income, before the provision for loan losses, was $42.7 million, compared to $42.3 million in the preceding quarter and $41.7 million in the third quarter a year ago.  In the first nine months of 2012, net interest income, before the provision for loan losses, was $126.1 million compared to $123.0 million in the first nine months of 2011.  Revenues from core operations* were $54.3 million in the third quarter compared to $52.3 million in the second quarter of 2012 and $50.1 million in the third quarter a year ago.  Year-to-date revenues from core operations* also increased 8% to $157.0 million compared to $145.7 million in the same period a year ago.

During the second quarter of 2012, Banner reversed most of its deferred tax asset valuation allowance, reflecting Banner’s return to profitability and its expectation of sustainable profitability in future periods.  This expectation also led to the significant adjustment of the fair value estimate for the junior subordinated debentures issued by the Company.  The substantial changes to both of these significant accounting estimates were directly linked to the improved performance and profitability of the Company.  In the third quarter of 2012, Banner reversed an additional $4.0 million of the deferred tax valuation allowance, which substantially reduced the provision for income tax expense for the quarter, and the remaining $3.0 million balance will be recovered in the fourth quarter.

Banner’s third quarter 2012 results included a $473,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, which was largely offset by $409,000 of OTTI charges related to certain equity securities issued by government sponsored entities.  In the preceding quarter, Banner recorded a net loss of $19.1 million for fair value adjustments, which largely resulted from a $21.2 million increase in the estimated value of the junior subordinated debentures issued by the Company, which was partially offset by increases in the estimated value of similar trust preferred securities owned by the Company.  Banner’s year-to-date results included net charges of $16.9 million for fair value adjustments compared to a net gain of $1.2 million for the same period a year ago.  For the nine months ended September 30, 2012, OTTI charges were $409,000 compared to a recovery of $3.0 million for the nine months ended September 30, 2011.  The third quarter and year-to-date results included an additional $2.5 million increase in the estimated fair value of the junior subordinated debentures, which primarily reflects management’s judgment with respect to further tightening in general market credit spreads.  The impact of this adjustment was partially offset by similar adjustments to the fair value estimates for certain investment securities also carried at fair value.

Total other operating income (loss), which includes the changes in the valuation of financial instruments, was a net gain of $11.7 million in the third quarter of 2012 compared to a net loss of $9.1 million in the second quarter of 2012 and a net gain of $10.3 million in the third quarter a year ago.  In the first nine months of 2012, total other operating income was a net gain of $13.6 million compared to a net gain of $26.8 million in the first nine months of 2011.  Other operating income from core operations* (total other operating income, excluding fair value and OTTI adjustments) for the current quarter was $11.6 million, compared to $10.0 million for the preceding quarter and $8.4 million for the third quarter a year ago, reflecting strong growth in deposit fees and other service charges and mortgage banking revenues.

BANR- Third Quarter 2012 Results
October 24, 2012

As a result of continued account growth over recent periods and increased customer activity, deposit fees and other service charges were $6.7 million in the third quarter of 2012, compared to $6.3 million in the preceding quarter and a 10% increase compared to $6.1 million in the third quarter a year ago.  Significant homeowner refinance activity contributed to strong revenues from mortgage banking activities, which increased 19% to $3.4 million in the third quarter of 2012, compared to $2.9 million in the immediately preceding quarter.  Income from mortgage banking operations was $1.4 million in the third quarter a year ago.

“Operating expenses continued to decline in the third quarter compared to the preceding quarter and the third quarter a year ago, largely due to lower costs associated with loan collections and the real estate owned portfolio, with the current quarter reflecting a net gain on the sale of real estate owned, and a reduction in our deposit insurance premiums,” said Grescovich.  “While we do not anticipate regularly recurring net gains on the disposition of real estate owned, we do believe credit costs will continue to decline as we resolve remaining problem assets.”

Total other operating expenses (non-interest expenses) were $33.4 million in the third quarter of 2012, compared to $35.7 million in the preceding quarter and $41.0 million in the third quarter of 2011.  In the first nine months of 2012, total other operating expenses were $106.9 million compared to $119.4 million in the first nine months of 2011.  The decrease was largely a result of decreased costs related to real estate owned and FDIC deposit insurance.

Credit Quality

“We made very good progress in continuing to reduce problem assets during the third quarter and our credit costs continued to decline and were significantly below those of a year ago.  As a result of this progress, all of our key credit quality metrics have further improved and Banner’s reserve levels remain substantial,” said Grescovich.

Banner recorded a $3.0 million provision for loan losses in the third quarter of 2012, compared to a $4.0 million provision in the preceding quarter and a $5.0 million provision in the third quarter a year ago.  The allowance for loan losses at September 30, 2012 totaled $78.8 million, representing 2.45% of total loans outstanding and 204% of non-performing loans.  Non-performing loans decreased 18% to $38.7 million at September 30, 2012, compared to $47.4 million three months earlier, and decreased 53% when compared to $83.1 million a year earlier.

Banner’s real estate owned and repossessed assets decreased 21% to $20.4 million at September 30, 2012, compared to $25.8 million three months earlier, and decreased 69% when compared to $66.5 million a year ago.  Net charge-offs in the third quarter of 2012 totaled $4.4 million, or 0.14% of average loans outstanding, compared to $5.3 million, or 0.16% of average loans outstanding for the second quarter of 2012 and $10.9 million, or 0.33% of average loans outstanding for the third quarter a year ago.

At September 30, 2012, Banner’s non-performing assets were 1.38% of total assets, compared to 1.73% at June 30, 2012 and 3.53% at September 30, 2011.  Non-performing assets decreased 19% to $59.1 million at September 30, 2012, compared to $73.2 million three months earlier, and decreased 61% when compared to $151.6 million a year ago.

Balance Sheet Review

“Despite the continuing adverse impact of refinancing activity on residential mortgage loan balances, total loans outstanding were essentially unchanged for the quarter.  Aside from seasonal increases in construction and agricultural loans, net loan originations and credit line utilizations have remained disappointing, as the weak economy continues to temper loan demand by both businesses and consumers.  We expect a continued challenging economic environment going forward as businesses and consumers maintain a cautious approach to spending and borrowing,” said Grescovich.  “However, we believe the well-focused efforts of our bankers will allow us continued opportunity to capture increased market share.”

Net loans were $3.13 billion at September 30, 2012, compared to $3.14 billion a year ago, and unchanged compared to three months earlier.  Commercial and agricultural business loans were $822.7 million at September 30, 2012 compared to $811.8 million at June 30, 2012 and $792.4 million at September 30, 2011.  Commercial real estate and multifamily real estate loans were $1.22 billion at both September 30, 2012 and June 30, 2012 compared to $1.20 billion at September 30, 2011.

The aggregate total of securities and interest-bearing deposits increased to $764.4 million at September 30, 2012 compared to $729.3 million at June 30, 2012, but was slightly less than $783.2 million at September 30, 2011.  The change in the mix of interest-bearing deposits and securities holdings compared to a year ago reflects a modest extension of the expected duration of this aggregate position designed to increase the yield relative to interest-bearing deposits.  The securities purchased in recent periods were primarily short- to intermediate-term U.S. Government Agency notes and mortgage-backed securities and, to a lesser extent, intermediate-term tax-exempt municipal securities.  The average duration of Banner’s securities portfolio at September 30, 2012 was 4.4 years.

BANR- Third Quarter 2012 Results
October 24, 2012

Deposits totaled $3.49 billion at September 30, 2012, compared to $3.43 billion at June 30, 2012 and $3.54 million at September 30, 2011.  Non-interest-bearing account balances increased 14% to $919.0 million at September 30, 2012, compared to $804.6 million at June 30, 2012, and increased 20% compared to $763.0 million at September 30, 2011.  Interest-bearing transaction and savings accounts were $1.48 billion at September 30, 2012, compared to $1.45 billion at June 30, 2012 and $1.46 billion a year ago.

“The improvements in our deposit mix are reflective of further successful execution of our super community bank strategy that is lowering our funding costs by reducing our reliance on high-priced CDs, growing new client relationships, and improving our core funding position.  All of this growth is organic growth from our existing branch network,” said Grescovich.  Banner’s cost of deposits declined seven basis points to 0.41% for the quarter ended September 30, 2012 compared to 0.48% for the quarter ended June 30, 2012, and declined 29 basis points from 0.70% for the quarter ended September 30, 2011.

Total assets were $4.27 billion at September 30, 2012, compared to $4.22 billion at the end of the preceding quarter and $4.29 billion a year ago.   At September 30, 2012, total stockholders’ equity was $566.1 million, including $72.2 million attributable to preferred stock, and common stockholders’ equity was $493.9 million, or $25.43 per share.  Banner had 19.5 million shares of common stock outstanding at September 30, 2012, compared to 17.0 million shares of common stock outstanding a year ago.  At September 30, 2012, tangible common stockholders’ equity, which excludes other intangible assets and preferred stock, was $489.1 million, or 11.47% of tangible assets, compared to $460.3 million, or 10.92% of tangible assets, at June 30, 2012 and $394.3 million, or 9.20% of tangible assets, a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation’s Tier 1 leverage capital to average assets ratio was 14.29% and its total capital to risk-weighted assets ratio was 19.01% at September 30, 2012.

Conference Call

Banner will host a conference call on Thursday, October 25, 2012, at 8:00 a.m. PDT, to discuss its third quarter results.  The conference call can be accessed live by telephone at (480) 629-9692 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4565884.

About the Company

Banner Corporation is a $4.27 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially imcrease our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, loan and deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the FDIC, the Washington Department of Financial Institutions or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements and restrictions on us, any of which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules including changes related to Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuations; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire

BANR- Third Quarter 2012 Results
October 24, 2012

into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed in Banner Corporation’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for the remainder of 2012 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

BANR- Third Quarter 2012 Results
October 24, 2012

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
INTEREST INCOME:
Loans receivable	$43,953	$44,040	$45,641	$131,981	$139,242
Mortgage-backed securities	1,089	995	799	3,011	2,533
Securities and cash equivalents	2,132	2,230	3,121	6,645	7,337
	47,174	47,265	49,561	141,637	149,112
INTEREST EXPENSE:
Deposits	3,536	4,035	6,169	12,019	20,995
Federal Home Loan Bank advances	64	64	64	191	306
Other borrowings	71	74	559	694	1,706
Junior subordinated debentures	805	802	1,041	2,619	3,120
	4,476	4,975	7,833	15,523	26,127
Net interest income before provision for loan losses	42,698	42,290	41,728	126,114	122,985

PROVISION FOR LOAN LOSSES	3,000	4,000	5,000	12,000	30,000
Net interest income	39,698	38,290	36,728	114,114	92,985

OTHER OPERATING INCOME:
Deposit fees and other service charges	6,681	6,283	6,096	18,833	17,068
Mortgage banking operations	3,397	2,855	1,401	8,901	3,218
Loan servicing fees	377	343	289	937	942
Miscellaneous	1,146	485	586	2,182	1,448
	11,601	9,966	8,372	30,853	22,676
Gain on sale of securities	19	29	- -	48	- -
Other-than-temporary impairment recovery (loss)	(409)	- -	3,000	(409	3,000
Net change in valuation of financial instruments carried at fair value	473	(19,059)	(1,032)	(16,901	1,163

Total other operating income (loss)	11,684	(9,064)	10,340	13,591	26,839
OTHER OPERATING EXPENSE:
Salary and employee benefits	19,614	19,390	18,226	58,514	53,769
Less capitalized loan origination costs	(2,655)	(2,747)	(1,929)	(7,652	(5,597)
Occupancy and equipment	5,811	5,204	5,352	16,492	16,182
Information / computer data services	1,807	1,746	1,547	5,068	4,635
Payment and card processing services	2,335	2,116	2,132	6,341	5,718
Professional services	993	1,224	1,950	3,561	4,807
Advertising and marketing	1,897	1,650	1,602	5,613	5,245
Deposit insurance	791	816	1,299	2,970	4,657
State/municipal business and use taxes	582	565	553	1,715	1,591
Real estate operations	(1,304)	1,969	6,698	3,263	17,897
Amortization of core deposit intangibles	508	523	554	1,583	1,721
Miscellaneous	2,976	3,210	3,054	9,466	8,812
Total other operating expense	33,355	35,666	41,038	106,934	119,437
Income (loss) before provision for (benefit from) income taxes	18,027	(6,440)	6,030	20,771	387
PROVISION FOR (BENEFIT FROM ) INCOME TAXES	2,407	(31,830)	- -	(29,423	- -
NET INCOME	15,620	25,390	6,030	50,194	387
PREFERRED STOCK DIVIDEND AND ADJUSTMENTS:
Preferred stock dividend	1,227	1,550	1,550	4,327	4,650
Preferred stock discount accretion	1,216	454	425	2,124	1,276
Gain on repurchase and retirement of preferred stock	(2,070)	- -	- -	(2,070	- -
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$15,247	$23,386	$4,055	$45,813	$(5,539)
Earnings (loss) per share available to common shareholder
Basic	$0.80	$1.27	$0.24	$2.49	$(0.33)
Diluted	$0.79	$1.27	$0.24	$2.48	$(0.33)
Cumulative dividends declared per common share	$0.01	$0.01	$0.01	$0.03	$0.09
Weighted average common shares outstanding
Basic	19,172,296	18,404,680	16,808,589	18,427,916	16,540,398
Diluted	19,285,373	18,444,276	16,837,324	18,488,577	16,569,133

Common shares issued via restricted stock grants, DRIP and stock purchases (net)	650,060	777,051	362,555	1,901,407	866,468

BANR- Third Quarter 2012 Results
October 24, 2012

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Dec 31, 2011

ASSETS
Cash and due from banks	$60,505	$56,640	$53,503	$62,678
Federal funds and interest-bearing deposits	143,251	132,536	234,824	69,758
Securities - at fair value	72,593	77,368	85,419	80,727
Securities - available for sale	459,958	436,130	383,670	465,795
Securities - held to maturity	88,626	83,312	79,289	75,438
Federal Home Loan Bank stock	37,038	37,371	37,371	37,371
Loans receivable:
Held for sale	6,898	6,752	2,003	3,007
Held for portfolio	3,206,625	3,205,505	3,223,243	3,293,331
Allowance for loan losses	(78,783)	(80,221)	(86,128)	(82,912)
	3,134,740	3,132,036	3,139,118	3,213,426

Accrued interest receivable	16,118	14,656	16,101	15,570
Real estate owned held for sale, net	20,356	25,816	66,459	42,965
Property and equipment, net	89,202	90,228	92,454	91,435
Other intangibles, net	4,740	5,252	6,887	6,331
Bank-owned life insurance	60,395	59,800	58,058	58,563
Other assets	81,142	70,282	38,611	37,255
	$4,268,664	$4,221,427	$4,291,764	$4,257,312

LIABILITIES
Deposits:
Non-interest-bearing	$918,962	$804,562	$763,008	$777,563
Interest-bearing transaction and savings accounts	1,480,234	1,449,890	1,461,383	1,447,594
Interest-bearing certificates	1,087,176	1,171,297	1,313,043	1,250,497
	3,486,372	3,425,749	3,537,434	3,475,654

Advances from Federal Home Loan Bank at fair value	10,367	10,423	10,572	10,533
Customer repurchase agreements and other borrowings	82,275	90,030	139,704	152,128
Junior subordinated debentures at fair value	73,071	70,553	48,770	49,988

Accrued expenses and other liabilities	36,109	23,564	19,593	23,253
Deferred compensation	14,375	13,916	14,200	13,306
	3,702,569	3,634,235	3,770,273	3,724,862

STOCKHOLDERS' EQUITY
Preferred stock - Series A	72,242	121,610	120,276	120,702
Common stock	567,659	554,866	523,284	531,149
Retained earnings (accumulated deficit)	(74,212)	(89,266)	(122,384)	(119,465)
Other components of stockholders' equity	406	(18)	315	64
	566,095	587,192	521,491	532,450
	$4,268,664	$4,221,427	$4,291,764	$4,257,312

Common Shares Issued:
Shares outstanding at end of period	19,454,879	18,804,819	17,031,249	17,553,472
Less unearned ESOP shares at end of period	34,340	34,340	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	19,420,539	18,770,479	16,996,909	17,519,132

Common stockholders' equity per share (1)	$25.43	$24.80	$23.61	$23.50
Common stockholders' tangible equity per share (1) (2)	$25.19	$24.52	$23.20	$23.14

Common stockholders' tangible equity to tangible assets (2)	11.47%	10.92%	9.20%	9.54%
Consolidated Tier 1 leverage capital ratio	14.29%	15.07%	13.19%	13.44%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)
- Common stockholders' tangible equity excludes preferred stock, core deposit and other intangibles.  Tangible assets excludes other intangible assets.  These ratios represent non-GAAP financial measures.

BANR- Third Quarter 2012 Results
October 24, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Dec 31, 2011
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$477,871	$477,621	$474,863	$469,806
Investment properties	604,265	613,965	586,652	621,622
Multifamily real estate	138,716	130,319	134,146	139,710
Commercial construction	28,598	23,808	38,124	42,391
Multifamily construction	14,502	18,132	16,335	19,436
One- to four-family construction	163,521	157,301	145,776	144,177
Land and land development
Residential	79,932	83,185	96,875	97,491
Commercial	14,242	11,451	19,173	15,197
Commercial business	603,606	600,046	580,876	601,440
Agricultural business including secured by farmland	219,084	211,705	211,571	218,171
One- to four-family real estate	594,413	607,489	639,909	642,501
Consumer	103,393	103,504	98,794	103,347
Consumer secured by one- to four-family real estate	171,380	173,731	182,152	181,049
Total loans outstanding	$3,213,523	$3,212,257	$3,225,246	$3,296,338
Restructured loans performing under their restructured terms	$62,438	$58,010	$51,990	$54,533
Loans 30 - 89 days past due and on accrual	$7,739	$5,504	$7,895	$9,962
Total delinquent loans (including loans on non-accrual)	$46,450	$52,866	$91,044	$85,274
Total delinquent loans / Total loans outstanding	1.45%	1.65%	2.82%	2.59%

GEOGRAPHIC CONCENTRATION OF LOANS AT
September 30, 2012	Washington	Oregon	Idaho	Other	Total

Commercial real estate
Owner occupied	$360,406	$53,929	$58,799	$4,737	$477,871
Investment properties	471,723	81,874	44,187	6,481	604,265
Multifamily real estate	117,769	13,190	7,436	321	138,716
Commercial construction	20,030	4,998	2,159	1,411	28,598
Multifamily construction	9,498	5,004	- -	- -	14,502
One- to four-family construction	88,350	73,375	1,796	- -	163,521
Land and land development
Residential	39,181	38,781	1,970	- -	79,932
Commercial	9,205	3,107	1,930	- -	14,242
Commercial business	387,598	75,609	59,461	80,938	603,606
Agricultural business including secured by farmland	109,099	45,418	64,567	- -	219,084
One- to four-family real estate	365,510	201,898	24,542	2,463	594,413
Consumer	66,837	31,154	5,402	- -	103,393
Consumer secured by one- to four-family real estate	116,127	43,054	11,668	531	171,380

Total loans outstanding	$2,161,333	$671,391	$283,917	$96,882	$3,213,523

Percent of total loans	67.3%	20.9%	8.8%	3.0%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
September 30, 2012	Washington	Oregon		Idaho	Other		Total

Residential
Acquisition & development	$6,229		$15,820	$1,710	$	- -	$23,759
Improved lots	22,727		20,273	260		- -	43,260
Unimproved land	10,225		2,688	- -		- -	12,913
Total residential land and development	$39,181		$38,781	$1,970	$	- -	$79,932
Commercial & industrial
Acquisition & development	$1,370	$	- -	$484	$	- -	$1,854
Improved land	3,470		138	558		- -	4,166
Unimproved land	4,365		2,969	888		- -	8,222
Total commercial land and development	$9,205		$3,107	$1,930	$	- -	$14,242

BANR- Third Quarter 2012 Results
October 24, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$80,221	$81,544	$92,000	$82,912	$97,401

Provision	3,000	4,000	5,000	12,000	30,000

Recoveries of loans previously charged off:
Commercial real estate	130	18	1	762	16
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	35	1,050	89	1,455	840
One- to four-family real estate	34	374	34	412	115
Commercial business	154	639	414	1,030	571
Agricultural business, including secured by farmland	30	15	10	45	15
Consumer	91	195	69	422	231
	474	2,291	617	4,126	1,788
Loans charged off:
Commercial real estate	(924)	(1,259)	(1,644)	(3,507	(4,504)
Multifamily real estate	- -	- -	- -	- -	(671)
Construction and land	(617)	(1,703)	(6,445)	(5,244	(23,059)
One- to four-family real estate	(709)	(1,906)	(2,483)	(3,580	(6,586)
Commercial business	(1,687)	(2,297)	(863)	(5,391	(7,224)
Agricultural business, including secured by farmland	(26)	- -	- -	(301	(289)
Consumer	(949)	(449)	(54)	(2,232	(728)
	(4,912)	(7,614)	(11,489)	(20,255	(43,061)
Net charge-offs	(4,438)	(5,323)	(10,872)	(16,129	(41,273)

Balance, end of period	$78,783	$80,221	$86,128	$78,783	$86,128

Net charge-offs / Average loans outstanding	0.14%	0.16%	0.33%	0.50	1.24%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Dec 31, 2011
Specific or allocated loss allowance
Commercial real estate	$15,777	$16,834	$14,217	$16,457
Multifamily real estate	4,741	5,108	2,958	3,952
Construction and land	15,764	16,974	22,683	18,184
One- to four-family real estate	16,152	14,213	11,249	12,299
Commercial business	10,701	12,352	16,894	15,159
Agricultural business, including secured by farmland	2,342	1,294	1,257	1,548
Consumer	1,321	1,365	1,277	1,253

Total allocated	66,798	68,140	70,535	68,852

Estimated allowance for undisbursed commitments	932	639	508	678
Unallocated	11,053	11,442	15,085	13,382

Total allowance for loan losses	$78,783	$80,221	$86,128	$82,912

Allowance for loan losses / Total loans outstanding	2.45%	2.50%	2.67%	2.52%

Allowance for loan losses / Non-performing loans	204%	169%	104%	110%

BANR- Third Quarter 2012 Results
October 24, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Dec 31, 2011

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$5,574	$7,580	$8,908	$9,226
Multifamily	- -	- -	- -	362
Construction and land	7,450	8,939	35,841	27,731
One- to four-family	14,234	16,170	15,274	17,408
Commercial business	6,159	8,600	15,754	13,460
Agricultural business, including secured by farmland	645	1,010	1,301	1,896
Consumer	2,571	2,882	4,232	2,905
	36,633	45,181	81,310	72,988

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	- -	- -
Multifamily	- -	- -	- -	- -
Construction and land	- -	- -	- -	- -
One- to four-family	2,037	2,142	1,111	2,147
Commercial business	15	- -	687	4
Agricultural business, including secured by farmland	- -	- -	- -	- -
Consumer	26	39	41	173
	2,078	2,181	1,839	2,324
Total non-performing loans	38,711	47,362	83,149	75,312
Securities on non-accrual	- -	- -	1,942	500
Real estate owned (REO) and repossessed assets	20,356	25,830	66,538	43,039

Total non-performing assets	$59,067	$73,192	$151,629	$118,851

Total non-performing assets / Total assets	1.38%	1.73%	3.53%	2.79%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
September 30, 2012	Washington	Oregon		Idaho	Total
Secured by real estate:
Commercial	$5,514	$	- -	$60	$5,574
Construction and land
One- to four-family construction	3,028		- -	242	3,270
Residential land acquisition & development	- -		1,452	- -	1,452
Residential land improved lots	292		1,361	- -	1,653
Residential land unimproved	47		688	- -	735
Commercial land improved	294		- -	- -	294
Commercial land unimproved	46		- -	- -	46
Total construction and land	3,707		3,501	242	7,450
One- to four-family	12,397		2,157	1,717	16,271
Commercial business	6,070		104	- -	6,174
Agricultural business, including secured by farmland	510		- -	135	645
Consumer	2,074		43	480	2,597
Total non-performing loans	30,272		5,805	2,634	38,711
Real estate owned (REO) and repossessed assets	11,279		8,426	651	20,356
Total non-performing assets at end of the period	$41,551		$14,231	$3,285	$59,067

BANR- Third Quarter 2012 Results
October 24, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Balance, beginning of period	$25,816	$71,205	$42,965	$100,872
Additions from loan foreclosures	3,111	18,881	11,598	45,715
Additions from capitalized costs	97	1,107	231	4,254
Proceeds from dispositions of REO	(10,368	(19,440)	(33,608)	(70,771)
Gain (loss) on sale of REO	2,955	(725)	3,621	(1,204)
Valuation adjustments in the period	(1,255	(4,569)	(4,451)	(12,407)
Balance, end of period	$20,356	$66,459	$20,356	$66,459

	Quarters Ended
REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011

Balance, beginning of period	$25,816	$27,723	$42,965	$66,459	$71,205
Additions from loan foreclosures	3,111	6,886	1,601	7,482	18,881
Additions from capitalized costs	97	7	127	150	1,107
Proceeds from dispositions of REO	(10,368)	(7,799)	(15,441)	(28,299)	(19,440)
Gain (loss) on sale of REO	2,955	566	100	(170)	(725)
Valuation adjustments in the period	(1,255)	(1,567)	(1,629)	(2,657)	(4,569)
Balance, end of period	$20,356	$25,816	$27,723	$42,965	$66,459

REAL ESTATE OWNED- BY TYPE AND STATE	Washington	Oregon		Idaho	Total

Commercial real estate	$948	$	- -	$198	$1,146
One- to four-family construction	90		- -	- -	90
Land development- commercial	2,219		- -	195	2,414
Land development- residential	3,629		6,038	257	9,924
One- to four-family real estate	4,394		2,388	- -	6,782
Total	$11,280		$8,426	$650	$20,356

BANR- Third Quarter 2012 Results
October 24, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Dec 31, 2011
DEPOSIT COMPOSITION

Non-interest-bearing	$918,962	$804,562	$763,008	$777,563
Interest-bearing checking	379,650	379,742	362,090	362,542
Regular savings accounts	689,322	664,736	670,210	669,596
Money market accounts	411,262	405,412	429,083	415,456
Interest-bearing transaction & savings accounts	1,480,234	1,449,890	1,461,383	1,447,594
Interest-bearing certificates	1,087,176	1,171,297	1,313,043	1,250,497
Total deposits	$3,486,372	$3,425,749	$3,537,434	$3,475,654

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$72,407	$73,507	$67,753	$72,064
Public interest-bearing certificates	61,628	62,743	69,321	67,112
Total public deposits	$134,035	$136,250	$137,074	$139,176

Total brokered deposits	$21,403	$23,521	$59,576	$49,194

OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$82,275	$90,030	$89,633	$102,131
Temporary liquidity guarantee notes	- -	- -	49,995	49,997
Other	- -	- -	76	- -
Total other borrowings	$82,275	$90,030	$139,704	152,128

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
September 30, 2012	Washington	Oregon	Idaho	Total

	$2,660,783	$597,826	$227,763	$3,486,372

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
September 30, 2012	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$643,074	19.01%	$270,597	8.00%
Tier 1 capital to risk-weighted assets	600,343	17.75%	135,298	4.00%
Tier 1 leverage capital to average assets	600,343	14.29%	168,063	4.00%

Banner Bank
Total capital to risk-weighted assets	503,685	15.72%	320,497	10.00%
Tier 1 capital to risk-weighted assets	463,180	14.45%	192,298	6.00%
Tier 1 leverage capital to average assets	463,180	11.67%	198,492	5.00%

Islanders Bank
Total capital to risk-weighted assets	31,768	17.13%	18,544	10.00%
Tier 1 capital to risk-weighted assets	29,443	15.88%	11,127	6.00%
Tier 1 leverage capital to average assets	29,443	12.60%	11,683	5.00%

BANR- Third Quarter 2012 Results
October 24, 2012

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Average loans	$3,211,133	$3,232,204	$3,271,728	$3,231,294	$3,317,986
Average securities	673,156	636,097	544,468	656,691	507,210
Average interest earning cash	142,437	122,846	224,993	125,668	242,937
Average non-interest-earning assets	210,660	174,566	206,420	189,992	218,338
Total average assets	$4,237,386	$4,165,713	$4,247,609	$4,203,645	$4,286,471

Average deposits	$3,452,393	$3,410,249	$3,498,594	$3,427,995	$3,521,272
Average borrowings	219,687	230,517	270,648	243,460	291,840
Average non-interest-bearing other liabilities	(14,710)	(37,694)	(41,337)	(29,691)	(40,792)
Total average liabilities	3,657,370	3,603,072	3,727,905	3,641,764	3,772,320

Total average stockholders' equity	580,016	562,641	519,704	561,881	514,151
Total average liabilities and equity	$4,237,386	$4,165,713	$4,247,609	$4,203,645	$4,286,471

Interest rate yield on loans	5.45%	5.48%	5.53%	5.46%	5.61%
Interest rate yield on securities	1.85%	1.99%	2.75%	1.92%	2.49%
Interest rate yield on cash	0.23%	0.25%	0.26%	0.24%	0.23%
Interest rate yield on interest-earning assets	4.66%	4.76%	4.87%	4.71%	4.90%

Interest rate expense on deposits	0.41%	0.48%	0.70%	0.47%	0.80%
Interest rate expense on borrowings	1.70%	1.64%	2.44%	1.92%	2.35%
Interest rate expense on interest-bearing liabilities	0.48%	0.55%	0.82%	0.56%	0.92%

Interest rate spread	4.18%	4.21%	4.05%	4.15%	3.98%

Net interest margin	4.22%	4.26%	4.10%	4.20%	4.04%

Other operating income / Average assets	1.10%	(0.88%)	0.97%	0.43%	0.84%

Other operating income EXCLUDING fair value
adjustments / Average assets (1)	1.09%	0.97%	0.78%	0.98%	0.71%

Other operating expense / Average assets	3.13%	3.44%	3.83%	3.40%	3.73%

Efficiency ratio (other operating expense / revenue)	61.33%	107.34%	78.82%	76.54%	79.72%

Efficiency ratio EXCLUDING fair value adjustments / Average assets (1)	61.41%	68.21%	81.91%	68.10%	82.00%

Return (Loss) on average assets	1.47%	2.45%	0.56%	1.59%	0.01%

Return (Loss) on average equity	10.71%	18.15%	4.60%	11.93%	0.10%

Return (Loss) on average tangible equity (2)	10.81%	18.33%	4.67%	12.05%	0.10%

Average equity / Average assets	13.69%	13.51%	12.24%	13.37%	11.99%

(1)	- Earnings information excluding fair value adjustments (alternately referred to as other operating income from core operations or revenues from core operations) represent non-GAAP financial measures.
(2)	- Average tangible equity excludes core deposit and other intangibles and represents a non-GAAP financial measure.